Exhibit 1.1

CARROLS RESTAURANT GROUP, INC.

• Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: December •, 2006

i

CARROLS RESTAURANT GROUP, INC.

• Shares of Common Stock

UNDERWRITING AGREEMENT

December •, 2006

Wachovia Capital Markets, LLC

375 Park Avenue

New York, New York 10152

Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), and the stockholders of the Company named on Exhibits B and C hereto (collectively, the “Selling Stockholders” and each, a “Selling Stockholder”) confirm their respective agreements with Wachovia Capital Markets, LLC (“Wachovia”), Banc of America Securities LLC (“BAS”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wachovia and BAS are acting as representatives (in such capacity, the “Representatives”), with respect to the issue and sale by the Company and the sale by the Selling Stockholders named on Exhibit B hereto of a total of • shares (the “Initial Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Selling Stockholders named on Exhibit C hereto to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of • additional shares of Common Stock to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the • shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 15 hereof.

The Company and the Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), is herein called the “Prospectus.”

Prior to the date of this Agreement (in the case of clauses (a), (b), (c), (d), (e), (f), (g) and (j) below) and prior to (in the case of clause (h) below) or concurrently with (in the case of clause (i) below) the purchase of the Initial Securities by the Underwriters on the Closing Date referred to in Section 2(c):

(a) the Company shall have effected a 11.288-for-one stock split (the “Stock Split”),

(b) all of the parties to, and all other persons entitled to any rights under, the Registration Agreement (as defined below) shall have executed and delivered an amendment thereto in the form heretofore provided to the Representatives (the “Registration Agreement Amendment”),

(c) an agreement in the form heretofore provided to the Representatives (the “Termination Agreement”) providing for, among other things, the termination of the Stockholders Agreement (as defined below) shall have been executed and delivered by such persons and entities as are required, pursuant to the terms of the Stockholders Agreement, for such termination to be effective,

(d) the Escrow Agreement, in the form heretofore provided to the Representatives (the “Escrow Agreement”), shall have been executed and delivered by BIB Holdings (Bermuda) Ltd. (“BIB Bermuda”), Bahrain International Bank (E.C.) (“BIB”), Ernst & Young Bahrain and JPMorgan Chase Bank, N.A. (the “Escrow Agent”),

(e) an agreement in the form of Exhibit M hereto (the “Appointment Agreement”) appointing CT Corporation as agent for service of process for BIB Bermuda and BIB shall have been executed and delivered by BIB Bermuda, BIB and CT Corporation System,

(f) the Company’s 2006 Stock Incentive Plan referred to in the Statutory Prospectus and the Prospectus (the “2006 Plan”) shall have become effective (the “Stock Plan Effectiveness”),

(g) a written consent and waiver in form and substance reasonably satisfactory to the Representatives (the “Bank Waiver”), waiving any breach or default under the Existing Credit Agreement arising as a result of the transactions contemplated by this Agreement shall have been executed and delivered by such persons and entities as are required, pursuant to the terms of the Existing Credit Agreement, for the Bank Waiver to be effective and shall be in full force and effect,

(h) the Company’s charter and by-laws shall have been amended and restated and such amended and restated charter shall have been filed with the Secretary of State of the State of Delaware (collectively, the “Amendment and Restatement”),

(i) the Registration Agreement Amendment and the Termination Agreement shall have been executed and all conditions to the effectiveness of any provision of the Escrow

Agreement or the Appointment Agreement shall have been satisfied and all such agreements shall be in full force and effect (collectively the “Documents Effectiveness”), and

(j) all consents, approvals, waivers and amendments necessary under any of the Stockholder Documents (as defined below), the Existing Indenture, the Existing Credit Agreement, the Company’s charter or bylaws, any BK Franchise Agreements or any Leases (except for consents under one or more Leases, where the failure to obtain such consents would not, individually or in the aggregate, result in a Material Adverse Effect (as defined below)) in connection with any of the Pre-Closing Transactions (as defined below), or the offering and sale of the Securities or for the Company and the Selling Stockholders to enter into this Agreement and perform their respective obligations under this Agreement shall have been obtained and shall be in full force and effect (collectively, the “Amendments and Waivers”), all on the terms contemplated by the Statutory Prospectus and the Prospectus. The Stock Split, the execution and delivery of the Registration Agreement Amendment, the Termination Agreement, the Escrow Agreement and the Appointment Agreement as aforesaid, the Stock Plan Effectiveness, the Bank Waiver, the Amendment and Restatement, the Documents Effectiveness and the Amendments and Waivers are hereinafter called, collectively, the “Pre-Closing Transactions”). For purposes of the Company’s representations, warranties and agreements contained in Section 1(a) of this Agreement, the term “Pre-Closing Transactions” shall be deemed to exclude the execution, delivery and effectiveness of the Escrow Agreement and the Appointment Agreement.

The following terms, as used herein, have the respective meanings set forth below:

(a)	“Stockholders Agreement” means the Stockholders Agreement dated March 27, 1997 by and among the Company, Madison Dearborn Capital Partners, L.P. (“MDCP”), Madison Dearborn Capital Partners II, L.P. (“MDCP II,” and together with MDCP, “MDP”), Atlantic Restaurants, Inc., Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman, including any restatements, amendments or supplements thereto;

(b)	“Registration Agreement” means the Registration Agreement dated March 27, 1997 by and among the Company, Atlantic Restaurants, Inc., MDP, Alan Vituli, Daniel T. Accordino and Joseph A. Zirkman, including any restatements, amendments or supplements thereto; and

(c)	“Stockholder Documents” means, collectively, the Registration Agreement and the Stockholders Agreement.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173(d)), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time, neither (a) any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the information included on Exhibit J hereto, all considered together (collectively, the “First General Disclosure Package”), nor (b) if applicable, any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the Statutory Prospectus and the Issuer Pricing Free Writing Prospectus, all considered together (collectively, the “Second General Disclosure Package;” the First General Disclosure Package and the Second General Disclosure Package (if any) are hereinafter called, collectively, the “General Disclosure Packages” and, individually, a “General Disclosure Package,” provided that, if an Issuer Pricing Free Writing Prospectus is not prepared in connection with the offering contemplated by this Agreement, then all references to the “Second General Disclosure Package” shall be disregarded and all references to the “General Disclosure Packages” and any “General Disclosure Package” shall be deemed to mean the First General Disclosure Package, mutatis mutandis), nor (c) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the First General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the two immediately preceding paragraphs shall not apply to statements in or omissions from the Registration Statement,

the Prospectus or any General Disclosure Package (i) made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives or (ii) made in reliance upon and in conformity with information furnished or confirmed to the Company in writing by or on behalf of a Selling Stockholder expressly for use therein (and the parties hereto agree that the only information included in the foregoing documents in reliance upon and in conformity with information furnished or confirmed to the Company in writing by or on behalf of any of the Selling Stockholders expressly for use therein is the information identified in Section (1)(b)(9) of this Agreement).

Each preliminary prospectus and prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto or filed pursuant to Rule 424 in connection with the offering of the Securities (including, without limitation, the Statutory Prospectus and the Prospectus) complied and will comply when so filed in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto and the copies of the Statutory Prospectus, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Underwriters (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The Company has made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Statutory Prospectus or the Prospectus.

At the time of filing the Initial Registration Statement, any 462(b) Registration Statement and any post-effective amendments thereto, as of the earliest time after the effective date of the Initial Registration Statement that the Company or any other offering participant made a bona fide offer of the Securities within the meaning of Rule 164(h)(2), and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph 2 of the definition of such term in Rule 405; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

(2) Pre-Closing Transactions. The Pre-Closing Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by the fourth paragraph of this Agreement (or such earlier times as may be contemplated by the Statutory Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Statutory Prospectus and the Prospectus, the Amendments and Waivers and the Bank Waiver are in full force and effect and, from and after the Closing Date, the Registration Agreement Amendment, Termination Agreement, Escrow Agreement and Appointment Agreement shall be in full force and effect.

(3) Independent Accountants. Each of the accountants who certified any financial statements and supporting schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations.

(4) Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the General Disclosure Packages and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity (deficit) and cash flows of the Company and its consolidated subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as expressly stated in note 2 to such financial statements) and comply with all applicable accounting requirements under the 1933 Act and the 1933 Act Regulations. The supporting schedules included in the Registration Statement present fairly, in all material respects in accordance with GAAP, the information required to be stated therein. The information appearing in the Statutory Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Financial and Operating Data” and “Selected Historical Financial and Operating Data” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the General Disclosure Packages and the Prospectus. Any information contained in the Registration Statement, any General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G of the Commission) complies in all material respects with Regulation G and Item 10 of Regulation S-K of the Commission, to the extent applicable.

(5) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Packages and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise disclosed therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for the Stock Split, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Packages and the Prospectus and to enter into and perform its obligations under this Agreement, the Registration Agreement Amendment and the Termination Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the State of New York. There is no jurisdiction other than the State of New York in which qualification by the Company as a foreign corporation is required, whether by reason of the ownership or leasing of property or the conduct of business.

(7) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing as a corporation, limited or general partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Packages and the Prospectus and is duly qualified as a foreign corporation, limited or general partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the State of Florida and the State of Texas) where the failure so to qualify or to be in good standing would not result in a material adverse effect on the condition, financial or otherwise, or in the earnings, results of operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); except as otherwise disclosed in the Registration Statement, the General Disclosure Packages and the Prospectus, all of the issued and outstanding capital stock of each such subsidiary that is a corporation, all of the issued and outstanding partnership interests of each such subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien or claim, except Liens or claims arising under the Existing Credit Agreement as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus; and none of the outstanding shares of capital stock, partnership interests or limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other rights to purchase or otherwise acquire any such shares of Capital Stock. The only subsidiaries of the Company are the subsidiaries listed on Exhibit D hereto and Exhibit D accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary. Any subsidiaries of the Company that are “significant subsidiaries” as defined by

Rule 1-02 of Regulation S-X are listed on Exhibit D hereto under the caption “Material Subsidiaries.” None of Quanta Advertising Inc., a New York corporation, Carrols Enterprises Inc., a Delaware corporation, Taco Cabana Atlanta, Inc., a Delaware corporation, or Colorado Cabana Inc., a Colorado corporation, conducts any business or operations.

(8) Capitalization. The authorized, issued and outstanding Capital Stock of the Company as of the date of this Agreement is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the Statutory Prospectus and the Prospectus and, at the time of the purchase of the Initial Securities by the Underwriters on the Closing Date and as of each Option Closing Date (if any), the authorized, issued and outstanding Capital Stock of the Company will be as set forth in the column entitled “As Adjusted” and in the corresponding line items under such caption (in each case except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the 2006 Plan or for forfeitures of shares under the 2006 Plan). The shares of issued and outstanding Capital Stock of the Company (including the Securities to be sold by the Selling Stockholders to the Underwriters under this Agreement) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of Capital Stock of the Company was issued in violation of any preemptive rights, rights of first refusal or other rights to purchase or otherwise acquire any such shares of Capital Stock. All of the Company’s previously existing stock option, stock purchase and other stock incentive plans (other than the 2006 Plan) (collectively, the “Prior Plans”) have been terminated, all issued and previously outstanding stock options under the Prior Plans have been cancelled, and no stock options, shares of restricted stock, stock appreciation rights or other stock-related awards are outstanding under the Prior Plans. A total of 75,000 shares of restricted Common Stock and options to purchase 1,300,000 shares of Common Stock have been granted and are outstanding under the 2006 Plan and upon the Closing Date, no other stock options, shares of restricted stock or stock appreciation rights are or will be outstanding.

(9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(10) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of the Securities is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other right to purchase or otherwise acquire any such Securities, including, without limitation, any such rights under the Stockholders Agreement, the Registration Agreement or otherwise.

(11) Description of Securities. The Common Stock, the authorized but unissued Preferred Stock, and the Company’s charter and bylaws conform in all material respects to all of the respective statements relating thereto contained in the Registration Statement, the General Disclosure Packages and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments and agreements defining the same.

(12) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect; and, without limitation to the foregoing, no event has occurred and is continuing or condition exists that constitutes or, with notice or passage of time or both, would constitute a default or event of default under the Existing Credit Agreement or Existing Indenture. The execution, delivery and performance of this Agreement, the Registration Agreement Amendment and the Termination Agreement and the consummation of the transactions contemplated herein and therein and in the Registration Statement, the General Disclosure Packages and the Prospectus (including the Pre-Closing Transactions, the issuance and sale of the Securities by the Company, the use of the proceeds from the sale of the Securities as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds” and the sale of the Securities by the Selling Stockholders) and compliance by the Company with its obligations under this Agreement, the Registration Agreement Amendment and the Termination Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries pursuant to, any Company Documents except (solely in the case of Company Documents other than Subject Instruments and BK Franchise Agreements) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor will such action result in any violation of any applicable law, statute, rule, regulation, including, but not limited to, the Employee Retirement Security Act of 1974, as amended (“ERISA”), judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective assets, properties or operations, except for such violations that would not, individually or in the aggregate, result in a Material Adverse Effect, or any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries.

(13) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Company or any of its subsidiaries which, in any such case, would reasonably be expected to result in a Material Adverse Effect.

(14) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or the consummation by the Company of the transactions contemplated in this Agreement or the performance by the Company of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Statutory Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(15) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the General Disclosure Packages and the Prospectus and as proposed to be conducted, except where the failure to own, possess or have the right to use would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would result in a Material Adverse Effect.

(16) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any holder of Capital Stock or other securities of the Company or any creditor of the Company, (C) no waiver or consent under any Subject Instrument, BK Franchise Agreement or Lease, and (D) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the authorization, execution, delivery or performance by the Company of its obligations under this Agreement, the Registration Agreement Amendment or the Termination Agreement, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of the Pre-Closing Transactions or any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Packages, the Prospectus and this Agreement, except (i) such as have been obtained under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (ii) such as are required or have been obtained from the NASD, (iii) such as may be required under state securities laws, (iv) the filing of the Company’s amended and restated charter with the Secretary of State of the State of Delaware (which filing will have been duly made prior to the Closing Date), (v) such as has been obtained pursuant to the Bank Waiver and (vi) solely in the case of Leases and authorizations, approvals, votes or consents referred to in clause (D) above, where the failure to obtain such waivers, authorizations, approvals, votes or consents would not, individually or in the aggregate, result in a Material Adverse Effect.

(17) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies reasonably necessary to conduct the business now operated by them, except where the failure to possess such permits, licenses, approvals, consents and other authorizations would not, individually or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(18) Title to Property. Except as otherwise disclosed in the Registration Statement, the General Disclosure Packages and the Prospectus, (i) the Company and its subsidiaries have good and marketable title (either in fee simple or pursuant to a valid leasehold interest) to all properties, improvements and assets described in the Registration Statement, the General Disclosure Packages and the Prospectus as being owned or leased, as the case may be, by them and to all properties reflected in the Company’s most recent consolidated financial statements included in the Registration Statement, the General Disclosure Packages and the Prospectus, and neither the Company nor any of its subsidiaries has received notice of any claim that has been or may be asserted by anyone adverse to the rights of the Company or any subsidiary with respect to any such properties, improvements or assets (or any such lease) or affecting or questioning the rights of the Company or any such subsidiary to the continued ownership, lease, possession or occupancy of such property, improvements or assets, except for such claims that would not, individually or in the aggregate, have a Material Adverse Effect; (ii) (a) all material Liens or other restrictions on or affecting the properties, improvements and assets of the Company or any of its subsidiaries which are required to be disclosed in the Registration Statement, the Statutory Prospectus or the Prospectus are disclosed and are accurately described therein, and (b) all such Liens or other restrictions which are not disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; (iii) to the Company’s knowledge, no person or entity (including, without limitation, any tenant under any lease, if any, pursuant to which the Company or any of its subsidiaries leases (as lessor) any of properties or improvements) has an option or right of first refusal or any other right to purchase any of such properties, except for such options, rights of first refusal or other rights to purchase which are disclosed in the Registration Statement, the General Disclosure Packages and the Prospectus or which, individually or in the aggregate, would not have a Material Adverse Effect; (iv) each of the properties owned or leased, as the case may be, by the Company or any of its subsidiaries complies with all applicable codes and zoning and subdivision laws and regulations, except for such failure to comply which would not, either individually or in the aggregate, have a Material Adverse Effect; (v) all of the leases under which the Company or any of its subsidiaries leases (as lessee) any real property or improvements or any equipment relating to such real property or improvements are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries is in default in the payment of any amounts due under any such leases or in any other default thereunder and neither the Company nor any of its subsidiaries knows of any event which, with the passage of time or the giving of notice or both, would constitute a default under any such lease, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and (vi) there is no pending or, to the knowledge of the Company or any of its subsidiaries, threatened condemnation, zoning change, or other proceeding or action that could in any manner affect the size of, use of, improvements on, construction on or access to any properties of the Company or any of its subsidiaries, except such proceedings or actions that, either individually or in the aggregate, would not have a Material Adverse Effect.

(19) Investment Company Act. The Company is not, and upon the sale of the Securities to the Underwriters as herein contemplated and the application of the net proceeds therefrom as described in the Statutory Prospectus and the Prospectus under the caption “Use of Proceeds,” the Company will not be, an “investment company.”

(20) Environmental Laws. Except as described in the Registration Statement, the General Disclosure Packages and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance in all material respects with their requirements, (C) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) to the Company’s knowledge, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(21) Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Company under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement, except in each case for such rights that have been duly waived in writing and except for any such rights that may have been exercised by any Selling Stockholder in connection with the sale of Securities by such Selling Stockholder under this Agreement; and the Company has given all notices required by, and has otherwise complied with its obligations under, all registration rights agreements, co-sale agreements, tag-along agreements and other similar agreements (including, without limitation, the Stockholder Documents) in connection with the transactions contemplated by this Agreement.

(22) Parties to Lock-Up Agreements. Each of the Company’s directors, director designees and executive officers and each holder of shares of outstanding Common Stock or other Capital Stock listed on Exhibit E-1 or E-2 hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit F hereto. Exhibit E-1 hereto contains a true, complete and correct list of all directors, director designees and executive officers of the Company. No options to purchase Common Stock granted by the Company that are outstanding or that the Company may grant prior to the end of the Lock-Up Period (as hereinafter defined) will vest prior to the termination of the Lock-Up Period.

(23) Nasdaq Global Market. The outstanding shares of Common Stock (including the Securities to be sold by the Selling Stockholders to the Underwriters under this Agreement) and the Securities to be sold by the Company hereunder have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(24) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Company in connection with letters, filings or other supplemental information provided to the NASD pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.

(25) Tax Returns. The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect.

(26) Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility with policies and in such amounts and with such deductions and such risks as the Company reasonably believes are adequate and customary for the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except where the denial or defense under a reservation of rights clause would not, individually or in the aggregate, result in a Material Adverse Effect; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for, except where the failure to obtain such insurance would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(27) Accounting Controls and Disclosure Controls. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company and its subsidiaries maintain and have maintained effective internal control over financial reporting as defined in Rule 13a-15 of the 1934 Act Regulations and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company and its subsidiaries employ and have employed disclosure controls and procedures as defined in Rule 13a-15 of the 1934 Act Regulations that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(28) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of its subsidiaries or any of their respective directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(29) Absence of Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(30) No Right of First Refusal. Neither the Company nor any of its subsidiaries has any preemptive right, right of first refusal or other right to purchase or otherwise acquire any of the Securities to be sold by the Selling Stockholders pursuant to this Agreement.

(31) Statistical, Demographic or Market-Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that any statistical, demographic or market-related data included in the Registration Statement, any General Disclosure Package or the Prospectus is not based on or derived from sources that the Company believes to be reliable and accurate; and all such data included in the Registration Statement, any General Disclosure Package or the Prospectus accurately reflects the materials upon which it is based or from which it was derived, and the Company has delivered true, complete and correct copies of such materials to the Representatives.

(32) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(33) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(34) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or knowingly indirectly use any of the proceeds received by the Company from the sale of Securities contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or otherwise cause or permit any such proceeds to be applied in violation of any such sanctions or any Money Laundering Laws.

(35) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company the Underwriters hereunder.

(36) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Statutory Prospectus or the Prospectus that have not been described as required.

(37) Stockholders Documents. Each of the Termination Agreement and the Registration Agreement Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles. The Company hereby waives any and all preemptive rights, rights of first refusal, rights of first offer or other similar rights to purchase or subscribe for any of the Securities to be sold by any of the Selling Stockholders pursuant to this Agreement, in each case pursuant to any agreement, instrument, understanding or otherwise (including, without limitation, the Stockholder Documents or any other registration rights agreements, stockholder agreement, co-sale agreement or other similar agreement), to which the Company is a party or under which the Company is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Securities pursuant to this Agreement. In addition, the Company hereby consents to the public offering contemplated by this Agreement, the sale of Securities by the Selling Stockholders pursuant to this Agreement and, to the extent that any of the foregoing will result in a violation of, or default under, any instrument or agreement to which the Company is a party or under which the Company is entitled to any right or benefit, the Company hereby waives any and all such breaches, violations and defaults. The sale, transfer or other disposition of the Securities by the Company to the Underwriters pursuant to this Agreement are not subject to any of the terms or provisions of any of the Stockholder Documents and, from and after the time of such sale, transfer or other disposition, no direct or indirect holder or owner of any Securities shall be entitled to any rights or subject to any obligations under any of the Stockholder Documents and the Securities do not and will not constitute “Stockholder Shares” (as such term is defined in the Stockholders Agreement), neither any of the Underwriters nor any subsequent purchaser, transferee or other holder of any Securities sold pursuant to this Agreement is or will be required to become a party to any Stockholder Document or is or will be subject to or bound by any of the terms or provisions of any of the Stockholder Documents and, without limitation of the foregoing, the Stockholders Agreement will terminate in its entirety concurrently with the purchase of the Initial Securities by the Underwriters and will be of no further force or effect.

(38) Stop Transfer Instructions. The Company has, with respect to all Common Stock (other than the Securities to be sold pursuant to this Agreement) and any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the Selling Stockholders or any of the persons who have entered into or are required to enter into an agreement in the form of Exhibit F hereto, provided written directions to the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period (as defined below); and, during the Lock-Up Period, the Company will not cause or permit any waiver, release, modification or amendment of any such stop transfer instructions or stop transfer procedures without the prior written consent of the Representatives.

(39) Bermuda. The Company does not carry on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses and the Company is not required to obtain any license or other consent under the Investment Business Act of 2003 of Bermuda.

(b) Representations and Warranties by the Selling Stockholders. Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and agrees with each Underwriter, as follows:

(1) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(2) The Custody Agreement and Power of Attorney. Certificates in negotiable form representing all of the Securities to be sold by such Selling Stockholder hereunder have been placed in custody under a custody agreement, in the form heretofore furnished to the Representatives (with respect to such Selling Stockholder, its “Custody Agreement”), duly executed and delivered by such Selling Stockholder to the custodian or custodians named therein (with respect to such Selling Stockholder, its “Custodian”), and such Selling Stockholder has duly executed and delivered a power of attorney, in the form heretofore furnished to the Representatives (with respect to such Selling

Stockholder, its “Power of Attorney”), appointing the persons named therein, and each of them, as such Selling Stockholder’s attorneys in fact (with respect to such Selling Stockholder, its “Attorneys-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Statutory Prospectus and the Prospectus. Each of the Custody Agreement signed by such Selling Stockholder and the Custodian relating to the deposit of the Securities to be sold by such Selling Stockholder and the Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder.

(3) Obligations of the Selling Stockholder. The Securities represented by the certificates held in custody or (solely in the case of the representations, warranties and agreements of MDCP and MDCP II) to be held in custody for such Selling Stockholder under its Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of its Attorneys-in-Fact by its Power of Attorney, are to that extent irrevocable; the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of such Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, by the occurrence of any other event, or, solely in the case of the representations, warranties and agreements of BIB Bermuda, by the bankruptcy, insolvency, winding up, dissolution or liquidation of such Selling Stockholder or any of its affiliates (including BIB); if such Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any such bankruptcy, insolvency, winding up, dissolution, liquidation, or other such event should occur, before the delivery of the Securities hereunder, certificates representing the Securities shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and of its Custody Agreement; and actions taken by any of such Selling Stockholder’s Attorneys-in-Fact pursuant to its Power of Attorney shall be as valid as if such death, incapacity, termination, dissolution, bankruptcy, insolvency, winding up, liquidation or other event had not occurred, regardless of whether or not its Custodian, such Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

(4) Title to Securities to be Sold; All Authorizations Obtained. Such Selling Stockholder is, and, on the Closing Date and the applicable Option Closing Date, as the case may be, if any, such Selling Stockholder will be the record and beneficial owner of the Securities to be sold by the Selling Stockholder hereunder free and clear of all liens, encumbrances, equities and claims and has duly indorsed such Securities or a stock power in blank, and, assuming that the Underwriters purchase such Securities without “notice of any adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code of the State of New York (“UCC”)), upon sale and delivery of, and payment for, such Securities as provided herein, the Underwriters will acquire the interest of such Selling Stockholder (including, without limitation, all rights that such Selling Stockholder had or has to transfer such Securities) in such Securities and will acquire the

Securities, free and clear of any “adverse claim” (within the meaning of Section 8-102 of the UCC) and, solely in the case of the representations, warranties and agreements of BIB Bermuda, free and clear of all other Liens or claims; and such Selling Stockholder has the legal right and power, and all authorizations and approvals required by law and under its charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, to enter into this Agreement and its Custody Agreement and Power of Attorney, to sell, transfer and deliver all of the Securities which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(5) Certificates Suitable for Transfer. Certificates for all of the Securities to be sold by such Selling Stockholder pursuant to this Agreement, are or, solely in the case of the representations, warranties and agreements of MDCP and MDCP II, will be prior to the Closing Date (i) in suitable form for transfer by delivery or accompanied by duly executed stock powers endorsed in blank, with signatures guaranteed, will be placed in the custody of its Custodian under its Custody Agreement with irrevocable conditional instructions to such Selling Stockholder’s Attorney-in-Fact under its Power of Attorney to deliver such Securities to the Underwriters pursuant to this Agreement prior to the Closing Date or any Option Closing Date, as applicable and (ii) in registered form and are not held in any “securities account” (within the meaning of UCC Section 8-501) or by or through any “securities intermediary” (within the meaning of the UCC Section 8-102).

(6) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, its Custody Agreement, its Power of Attorney, the Registration Agreement Amendment and the Termination Agreement (i) will not result in any default or event which, with notice or lapse of time or both, would be a default (collectively, a “Default”) under, or require the consent of any other party to, the charter or by-laws, partnership agreement, trust agreement or other organizational documents, as the case may be, of such Selling Stockholder, (ii) will not conflict with or constitute a breach of, or Default under, any other material agreement or instrument to which such Selling Stockholder is a party or by which it is bound, and (iii) will not result in any violation of any material statute, law, regulation, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No material consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the 1933 Act, applicable state securities or blue sky laws and from the NASD.

(7) No Registration or Other Similar Rights. Such Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the

Statutory Prospectus and the Prospectus under “Certain Relationships and Related Party Transactions” and “Shares Eligible for Future Sale”.

(8) No Further Consents, Etc. No consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Securities which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby or by the Registration Agreement Amendment or the Termination Agreement, except as may have previously been made or obtained or as may be required under the 1933 Act or state securities laws.

(9) Disclosure in the Prospectus. All information about such Selling Stockholder and its affiliates (as defined below) furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Initial Registration Statement or any Rule 462(b) Registration Statement (or any amendments thereto) or in the Statutory Prospectus, any other preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) or in any General Disclosure Package will be, as of the Applicable Time and on the Closing Date and on any Option Closing Date, true, correct, and complete in all material respects and will not, as of the Applicable Time, and on the Closing Date and on any Option Closing Date, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the name of such Selling Stockholder and any of its affiliates in the Registration Statement, the Statutory Prospectus and the Prospectus under the caption “Principal and Selling Stockholders” (both prior to and after giving effect to the sale of the Securities but excluding any percentages set forth therein) and the information with respect to such Selling Stockholder and its affiliates set forth in any footnote to the ownership table under such caption (excluding any percentages set forth therein). The parties hereto agree that (i) the information set forth under the caption “Principal and Selling Stockholders” and the footnotes thereunder (excluding any percentages set forth therein), and (ii) the information in the Prospectus under the caption “Prospectus Summary—Equity Ownership” (excluding any percentages set forth therein) is the only information about such Selling Stockholder and its affiliates that has been furnished to the Company by or on behalf of such Selling Stockholder in writing expressly for use in the Initial Registration Statement or any Rule 462(b) Registration Statement (or any amendments thereto) or in the Statutory Prospectus, any other preliminary prospectus or the Prospectus (or in any amendments or supplements thereto) or in any General Disclosure Package. For purposes of this section and Section 6(b) only, the term “affiliates,” when used with respect to MDCP and MDCP II, shall mean John A. Canning, Paul J. Finnegan, Samuel M. Mencoff, Benjamin D. Chereskin, Robin P. Selati, Madison Dearborn Partners, LLC, Madison Dearborn Partners, L.P. and Madison Dearborn Partners II, L.P. but excludes the Company, and, when used with respect to BIB Bermuda, includes Brian F. Gleason, Olaseni Adeyemi Sonuga and Clayton E. Wilhite and BIB but excludes the Company.

(10) No Price Stabilization or Manipulation. Such Selling Stockholder and its affiliates (including, in the case of the representations, warranties and agreements made by BIB Bermuda, BIB) have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(11) Confirmation of Company Representations and Warranties. Such Selling Stockholder is not prompted to sell shares of Common Stock by any material information concerning the Company which is not set forth in the Registration Statement, the General Disclosure Packages and the Prospectus.

(12) Distribution of Offering Material. Such Selling Stockholder and its affiliates (including, in the case of the representations, warranties and agreements made by BIB Bermuda, BIB) have not distributed and will not distribute, prior to the later of the last Option Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material (including, without limitation, any “free writing prospectus” (as defined in Rule 405)) in connection with the offering and sale of the Securities.

(13) Stockholders Agreement. Each of the Termination Agreement and the Registration Agreement Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, such Selling Stockholder, enforceable against such Selling Stockholder in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles; and, without limitation to the foregoing, from and after the Closing Date, such Selling Stockholder will not be entitled to any rights or benefits under any provisions of the Stockholders Agreement or under Sections 2(e), 3(b) and 9(b) of the Registration Agreement.

(14) Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement, such Selling Stockholder will not, without the prior written consent of Wachovia and BAS, directly or indirectly:

(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by such Selling Stockholder or with respect to which such Selling Stockholder has or hereafter acquires the power of disposition;

(ii) file or cause the filing of any registration statement under the 1933 Act with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, other than any registration statement filed to register shares of Common Stock to be sold to the Underwriters pursuant to this Agreement and registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to the 2006 Plan, as that plan is in effect on the date of this Agreement; or

(iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in (i), (ii) or (iii) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. Moreover, if:

(A) during the last 17 days of such 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(B) prior to the expiration of such 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 180-day restricted period, the restrictions imposed by this Section 1(b)(14) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia and BAS waive, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, such Selling Stockholder may, without the prior written consent of Wachovia and BAS, transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock:

(1) to the Underwriters pursuant to this Agreement,

(2) if such Selling Stockholder is a natural person, as a bona fide gift or gifts for charitable or estate planning purposes, and

(3) if such Selling Stockholder is a corporation, partnership or a limited liability company, to a stockholder, partner or member, as the case may be, of such corporation, partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (2) or (3) above, it shall be a condition to the transfer that (A) the transferee or donee, as the case may be, executes and delivers to Wachovia and BAS, acting on behalf of the Underwriters, not later than one business day prior to such transfer or gift, a written agreement, in substantially the form of Exhibit F to this Agreement and otherwise satisfactory in form and substance to Wachovia and BAS, and (B) if such Selling Stockholder is required to file a report under Section 16(a) of the 1934 Act, or make any other public report or filing, reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by such Selling Stockholder during such 180-day restricted period (as the same may be extended as described above), such Selling Stockholder shall include a statement in such report or filing to the effect that such transfer or distribution is not a disposition for value and, in the case of any transfer pursuant to clause (2), that such transfer is being made as a gift for charitable or estate planning purposes, and, in the case of any transfer pursuant to clause (3), that such transfer is being made to the stockholders, partners or members, as the case may be, of the applicable corporation, partnership or limited liability company, as the case may be, and is not a transfer for value.

Such Selling Stockholder further agrees that the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by such Selling Stockholder, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such 180-day restricted period (as the same may be extended as described above).

Such Selling Stockholder hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which such Selling Stockholder is a party or under which such Selling Stockholder is entitled to any right or benefit and any and all tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities pursuant to this Agreement and any and all preemptive rights, rights of first refusal, rights of first offer or other similar rights to purchase or subscribe for any of the Securities to be sold by the Company or any of the other Selling Stockholders pursuant to this Agreement, in each case pursuant to any agreement, instrument, understanding or otherwise (including, without limitation, the Stockholder Documents, or any other registration rights agreement, stockholders agreement, co-sale agreement or similar agreement) to which Selling Stockholder is a party or under which such Selling Stockholder is entitled to any right or benefit (collectively, for purposes of this paragraph, “Instruments and Agreements”), except in each case insofar as any such rights pertain to the registration and sale of Securities by such Selling Stockholder pursuant to this Agreement and provided that such waiver shall apply only to the public offering of Securities pursuant to this Agreement and each registration statement filed under the 1933 Act in connection therewith. Further, such Selling Stockholder hereby consents to the underwritten public offering of the Securities contemplated by this Agreement, the issuance and sale of the Securities by the Company and the sale of the Securities by the other Selling Stockholders pursuant to this Agreement and, to the extent that any of the foregoing would result in a breach or violation of, or default under, any Instrument and Agreement, such Selling Stockholder hereby waives any and all such breaches, violations and defaults.

(c) Representations and Warranties by BIB Bermuda and BIB. BIB Bermuda and BIB, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Date and as of each Option Closing Date (if any), and jointly and severally agree with each Underwriter, as follows:

(1) Good Standing. BIB Bermuda has been duly organized and is validly existing and in good standing under the laws of Bermuda and BIB Bermuda’s principal place of business is located in Bermuda. BIB has been duly organized and is validly existing and in good standing under the laws of the Kingdom of Bahrain and BIB’s principal place of business is located in the Kingdom of Bahrain.

(2) Power and Authority.

(A) Each of BIB Bermuda and BIB had at all relevant times and has full right, power and authority and any consents and approvals required by law, by regulation, by the committee (the “ARP Committee”) constituted under the Asset Realization Protocol Agreement (the “ARPA”) dated May 4, 2004 by and between BIB, the Bahrain Monetary Agency (“BMA”), Ernst & Young Bahrain (“E&Y” or the “Asset Realization Manager”) and the other parties thereto by the Asset Realization Manager, by the ARPA, by the Power of Attorney dated May 29, 2005 (the “BIB POA”) appointing E&Y as BIB’s attorney-in-fact (the “BIB Attorney”) for the purpose of carrying out and exercising the powers and duties conferred on the BIB Attorney under the ARPA, or by any other instrument or agreement to which BIB or any of its subsidiaries is a party or by which BIB or any of its subsidiaries or any of their respective properties or assets (including, without limitation, the Securities to be sold by BIB Bermuda pursuant to this Agreement) is bound, to execute, deliver and perform their respective obligations under this Agreement (including, without limitation, the sale of the Securities to the Underwriters hereunder), the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney and Custody Agreement, the ARPA, the BIB POA and the Second POA and, in the case of BIB, to cause BIB Bermuda to execute, deliver, and perform its obligations under the Underwriting Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement and such Power of Attorney and Custody Agreement and to sell, assign, transfer and deliver the Securities pursuant to the Underwriting Agreement, including, without limitation, the consent and authorization of the ARP Committee and the Asset Realization Manager pursuant to the ARPA and all other consent and approvals required under or pursuant to the ARPA or from the Central Bank of Bahrain (the “CBB,” which term, as used herein, includes its predecessor, the BMA). The CBB is the successor to the BMA, and subsequent to the date of the ARPA, the CBB succeeded to all of the rights, obligations and duties of the BMA under the ARPA.

(B) BIB has duly authorized, executed and delivered a Power of Attorney (the “Second POA”) appointing each of the attorneys-in-fact named therein as BIB’s attorney-in-fact (with respect to BIB, collectively, the “BIB Attorneys-in-Fact” and, individually, a “BIB Attorney-in-Fact”); the Second POA is in full force and effect and constitutes a valid and binding obligation of BIB, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles, and each of the BIB Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement, the Escrow Agreement, the Appointment Agreement and the certificates referred to in Sections 5(k) and 5(p) hereof on behalf of BIB and otherwise to act on behalf of BIB in connection with this Agreement, the Escrow Agreement and the Appointment Agreement and the transactions contemplated hereby and thereby. The obligations of BIB under this Agreement and the Second POA shall not be terminated by any act of BIB (except to the extent that the Second POA expressly provides that it may be terminated by BIB if this Agreement shall have not been entered into by a specified date) or by operation of law, or by bankruptcy, insolvency, winding up, dissolution or liquidation of BIB, or by the occurrence of any other events or circumstances;

(C) Each of BIB Bermuda’s Attorneys-in-Fact, acting alone, is authorized to execute and deliver this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement and the certificates referred to in Sections 5(k) and 5(p) hereof on behalf of BIB Bermuda, to determine the number of Securities to be sold by BIB Bermuda under this Agreement and the purchase price to be paid by the Underwriters to BIB Bermuda for the Securities to be sold by BIB Bermuda under this Agreement, to authorize the delivery to the Underwriters of the Securities to be sold by BIB Bermuda under this Agreement and to accept payment therefor, to duly endorse (in blank or otherwise) the certificate or certificates representing such Securities or a stock power or powers with respect thereto and otherwise to act on behalf of BIB Bermuda in connection with this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment and the Termination Agreement and the transactions contemplated hereby and thereby;

(D) BIB Bermuda is the legal, record and beneficial owner of the Securities to be sold by BIB Bermuda pursuant to this Agreement, free and clear of all Liens or claims;

(3) Non-Contravention. The execution, delivery and performance of this Agreement, the Escrow Agreement and the Appointment Agreement by BIB Bermuda and BIB, the execution, delivery and performance of the Registration Agreement Amendment, the Termination Agreement, its Power of Attorney and its Custody Agreement by BIB Bermuda, the execution, delivery and performance of the ARPA, the BIB POA and the Second POA by BIB, and the consummation of the transactions contemplated by this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement and the Second POA and, insofar as concerns the transactions contemplated by this Agreement or the Escrow Agreement, the ARPA and the BIB POA (including, without limitation, the sale and delivery of the Securities to be sold by BIB Bermuda pursuant to this Agreement), and compliance by BIB Bermuda and BIB with their respective obligations under this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney,

BIB Bermuda’s Custody Agreement and the Second POA and, insofar as concerns the transactions contemplated by this Agreement or the Escrow Agreement, the ARPA and the BIB POA, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien or claim upon any of the Securities to be sold by BIB Bermuda under this Agreement or any of the Securities to be sold by BIB Bermuda under this Agreement or any other property or assets of BIB Bermuda or BIB or any of their respective subsidiaries pursuant to, (x) any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, note, debenture, evidence of indebtedness, lease or other agreement or instrument to which BIB Bermuda or BIB or any of their respective subsidiaries is a party or by which BIB Bermuda or BIB or any of their respective subsidiaries is bound or to which any of the property or assets BIB Bermuda or BIB or any of their respective subsidiaries is subject, or (y) without limitation to the foregoing provisions of clause (x), the ARPA or any other asset realization protocol agreement, plan of liquidation, plan of reorganization or other similar plan, agreement or protocol (collectively and including the ARPA, “Liquidation Plans”), any resolution adopted by the ARP Committee or any Stockholder Document, nor does or will such action result in any violation of the provisions of the Organizational Documents of BIB Bermuda or BIB or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality, regulatory body, administrative agency, arbitrator or other authority, court or other tribunal, domestic or foreign (including, without limitation, the CBB, the Asset Realization Manager and the ARP Committee), having jurisdiction over BIB Bermuda or BIB or any of their respective subsidiaries or any of their respective assets, properties or operations (including, without limitation, any of the Securities to be sold by BIB Bermuda under this Agreement).

(4) Absence of Further Requirements. (i) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority, agency or official, domestic or foreign (including, without limitation, the CBB), (ii) no authorization, approval, vote or other consent of any stockholder (or other equity owner) or any creditor of BIB Bermuda or BIB, (iii) no waiver, consent or other action under any Stockholder Document or any Liquidation Plan, and (iv) no authorization, approval, vote or other consent of any other person or entity (including, without limitation, any trustee, governmental authority, agency or official or other person or entity administering any Liquidation Plan, the ARP Committee or the Asset Realization Manager) or under any other instrument or agreement, is necessary or required for the execution or delivery by BIB Bermuda or BIB of, or the performance by BIB Bermuda or BIB of their respective obligations under, this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Custody Agreement or Power of Attorney or the Second POA or, insofar as concerns the transactions contemplated by this Agreement or the Escrow Agreement, the ARPA or the BIB POA, for the sale and delivery by BIB Bermuda of the Securities to be sold by it under this Agreement, or for the consummation by BIB Bermuda or BIB of any of the other transactions contemplated by this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination

Agreement, the Second POA or, insofar as concerns the transactions contemplated by this Agreement or the Escrow Agreement, the ARPA or the BIB POA, except such as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations or state securities sky laws.

(5) Foreign Corrupt Practices Act. Neither BIB Bermuda nor BIB nor any of their respective subsidiaries nor, to the knowledge of BIB Bermuda and BIB, any director, officer, agent, employee, affiliate, creditor or other person acting on behalf of BIB Bermuda or BIB (including, without limitation, E&Y) is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA in connection with the transactions contemplated by this Agreement or the Escrow Agreement or, solely insofar as concerns such transactions, the ARPA or the BIB POA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(6) Money Laundering Laws. The sale of the Securities by BIB Bermuda pursuant to this Agreement and the distribution of the proceeds thereof to the creditors of BIB and any other persons entitled thereto and the consummation of the transactions contemplated by this Agreement and the Escrow Agreement and, solely insofar as concerns such transactions, the ARPA and the BIB POA do not and will not violate any applicable Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving BIB Bermuda or BIB or any of their respective subsidiaries with respect to any Money Laundering Laws is pending or, to the knowledge of BIB Bermuda or BIB, threatened.

(7) OFAC. Neither BIB Bermuda nor BIB nor, to the knowledge of BIB Bermuda and BIB, any director, officer, agent, employee, affiliate, creditor, or other person acting on behalf of BIB Bermuda or BIB (including, without limitation, E&Y) is currently subject to any U.S. sanctions administered by the OFAC; and neither BIB Bermuda nor BIB will directly or indirectly use the proceeds from the sale of Securities pursuant to this Agreement, or distribute, lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner, creditor, stockholder or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or otherwise cause or permit any such proceeds to be applied in violation of any such sanctions or any Money Laundering Laws.

(8) Other BIB Matters.

(A) The representations and warranties set forth in the Certificate of the Asset Realization Manager (the “E&Y Certificate”) dated September 7, 2006 by the Asset Realization Manager were true and correct on the date of the E&Y Certificate, are true, complete and correct at and as of the date of this Agreement with the same force and effect as though expressly made at and as of the date of this Agreement and will be true, complete and correct as of the Closing Date and as of each Option Closing Date (if any) with the same force and effect as though expressly made at and as of those respective dates, the list of 5% or greater stockholders (or other equity holders) of BIB attached as Exhibit A-1 to the E&Y Certificate and the list of Short Term Depositors and Lenders (including LME Creditors) (as such terms are defined in the ARPA) attached as Exhibit A-2 to the E&Y Certificate were true, complete and correct on the date of the E&Y Certificate, are true, complete and correct at and as of the date of this Agreement and will be true, complete and correct as of the Closing Date and as of each Option Closing Date (if any), and the persons or entities listed on Exhibit A-2 to the E&Y Certificate are either original holders of deposits and other indebtedness of BIB or are proper and valid transferees thereof;

(B) Each of BIB Bermuda and BIB and, to the knowledge of BIB Bermuda and BIB, the Asset Realization Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under or pursuant to the E&Y Certificate, including but not limited to, providing the Underwriters a true, complete and correct list of all Participants (as defined in the E&Y Certificate) and their respective identifying information and addresses;

(C) BIB Bermuda and BIB have delivered to the Underwriters true, complete and correct original copies of all Compliance Certificates (as defined in the E&Y Certificate) that have been received by BIB Bermuda, BIB or the Asset Realization Manager and will deliver true, complete and correct original copies of any Compliance Certificates that are hereafter received by BIB Bermuda, BIB or the Asset Realization Manager; neither BIB Bermuda nor BIB nor, to the knowledge of BIB Bermuda and BIB, the Asset Realization Manager has received notice (whether by telephone, fax or otherwise) that any statement in any Compliance Certificate is incomplete, misleading, untrue or otherwise inaccurate and, in the event that any person or entity notifies BIB Bermuda, BIB or the Asset Realization Manager (whether by telephone, fax or otherwise) that any statement in any Compliance Certificate is incomplete, misleading, untrue or otherwise inaccurate, BIB Bermuda and BIB will immediately notify the Representatives, by telephone confirmed in writing, which notification will identify such person or entity and indicate which such statements are incomplete, misleading, untrue or otherwise inaccurate;

(D) The proceeds received by BIB Bermuda from the sale of Securities pursuant to this Agreement will be paid by the Underwriters directly to the Escrow Agent, the appropriate portion of such net proceeds will be placed in an Escrow Account and/or one or more Blocked Accounts (as defined in the E&Y Certificate), a portion of such net proceeds equal to the Offering Expenses (as defined in the E&Y Certificate) shall be paid to the Asset Realization Manager, and the remaining such net proceeds shall be delivered, by wire transfer, to each Participant (as defined in the E&Y Certificate) entitled thereto in accordance with the Disbursement Schedule (as defined in the E&Y Certificate) certified by the Asset Realization Manager and approved by the Representatives, and, without limitation to the foregoing, BIB Bermuda and BIB will take all actions that are necessary or appropriate to cause the net proceeds received by

BIB Bermuda from the sale of Securities pursuant to this Agreement to be deposited in the accounts and applied in the manner contemplated by this paragraph, the E&Y Certificate and such Disbursement Schedule;

(E) Each of the ARPA and the BIB POA is in full force and effect, has been duly authorized, executed and delivered by, and is a valid and binding agreement of, BIB, enforceable against BIB in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles, and E&Y has been duly appointed as BIB’s attorney-in-fact pursuant to the BIB POA and is authorized to execute, deliver and perform any and all instruments and agreements, to take any other steps and to do any other things which the Asset Realization Manager in its absolute discretion considers necessary or desirable in connection with the sale of Securities by BIB Bermuda pursuant to this Agreement and any of the other transactions contemplated by this Agreement, the Escrow Agreement or the ARPA;

(F) BIB is in compliance with all of its obligations under the ARPA;

(G) This Agreement has been duly authorized, executed and delivered by BIB Bermuda and BIB; each of the Escrow Agreement and the Appointment Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, BIB Bermuda and BIB, enforceable against BIB Bermuda and BIB in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles; each of the Registration Agreement Amendment, the Termination Agreement and BIB Bermuda’s Power of Attorney and Custody Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, BIB Bermuda, enforceable against BIB Bermuda in accordance with its terms, except its enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to creditors’ rights generally or by general equitable principles;

(H) BIB Bermuda and BIB and their respective obligations under this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement and the Second POA are subject to civil and commercial law and to suit and neither BIB Bermuda nor BIB nor any of their respective properties, assets or revenues has any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of judgment, in any jurisdiction, with respect to any of its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement or the Second POA;

(I) Any final and conclusive judgment for the payment of money rendered by any court of the State of New York or of the United States in respect of any suit, action or proceeding against BIB Bermuda or BIB based upon this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement, the Second POA or any other agreement, certificate or instrument entered into or delivered by either of them in connection with the transactions contemplated hereby or thereby would be recognized by the courts of competent jurisdiction in Bermuda and the courts of competent jurisdiction in any political subdivision of Bermuda against BIB Bermuda and BIB, so as to give rise to a new cause of action based on the judgment and capable of enforcement against BIB Bermuda and BIB without re-examination or review of the merits of the cause of action in respect of which the original judgment was given. Neither BIB Bermuda nor BIB knows of any reason why the enforcement in Bermuda of such a judgment in respect of this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement, the Second POA or any other agreement, certificate or instrument entered into or delivered by either of them in connection with any of the transactions contemplated hereby or thereby would be contrary to the public policy of Bermuda or the Kingdom of Bahrain. The choice of New York and/or Delaware law, as the case may be, to govern this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney and Custody Agreement and the Second POA is valid and would be recognized and given affect to by the courts of competent jurisdiction in Bermuda and the Kingdom of Bahrain and any political subdivision of Bermuda and the Kingdom of Bahrain, and the courts of competent jurisdiction in Bermuda and the Kingdom of Bahrain and any political subdivision of Bermuda and the Kingdom of Bahrain will uphold the choice of New York and/or Delaware law, as the case may be, to govern this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney and Custody Agreement and the Second POA;

(J) BIB Bermuda is the successor by merger to Atlantic Restaurants, Inc. (“ARI”) and has succeeded to all rights and obligations of ARI under the Stockholder Documents;

(K) No stamp, ad valorem, registration or other issuance or transfer taxes or duties and no capital gains, income, withholding, deductions or other taxes or duties are payable by or on behalf of the Underwriters to Bermuda or the Kingdom of Bahrain or any political subdivision or taxing authority of or in Bermuda or the Kingdom of Bahrain in connection with the purchase of the Securities from BIB Bermuda pursuant to this Agreement or the sale and delivery outside Bermuda and the Kingdom of Bahrain by the Underwriters to the initial purchasers thereof of the Securities to be sold by BIB Bermuda pursuant to this Agreement; and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda or Kingdom of Bahrain governmental authority is payable in connection with the execution, delivery, registration or performance of this Agreement, the Escrow Agreement, the Appointment Agreement,

the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney or Custody Agreement or the Second POA or, insofar as concerns the transactions, contemplated by this Agreement or the Escrow Agreement, the ARPA or the BIB POA, for the sale of the Securities to the Underwriters by BIB Bermuda pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney or BIB Bermuda’s Custody Agreement, the Second POA or, insofar as concerns the transactions contemplated by this Agreement or the Escrow Agreement, the ARPA or BIB POA;

(L) The execution, delivery and performance of this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney and Custody Agreement and the Second POA and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the sale of the Securities to be sold by BIB Bermuda under this Agreement) comply with all resolutions of the ARP Committee, including, without limitation, the resolutions of the ARP Committee dated August 24, 2006 (the “ARP Resolutions”), and, without limitation to the foregoing, the purchase price to be paid by the Underwriters for the Securities is in excess of the minimum price required by the ARP Resolutions;

(M) The ARP Committee has duly authorized the execution, delivery and performance of this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement, the BIB POA and the Second POA by BIB Bermuda and/or BIB, as the case may be, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the sale and delivery of the Securities to be sold by BIB Bermuda pursuant to this Agreement);

(N) The Asset Realization Manager is not required, under the ARPA, the BIB POA or otherwise, to authorize, execute or deliver this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney or Custody Agreement or the Second POA or otherwise to approve the execution, delivery or performance of any of the foregoing instruments or agreements;

(O) Each of BIB Bermuda and BIB has the power to submit, and pursuant to Section 18 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any federal or state court in The City of New York, and each of BIB Bermuda and BIB has the power to designate, appoint and empower and, pursuant to Section 18 of this Agreement, each of BIB Bermuda and BIB has legally, validly, effectively and irrevocably designated, appointed and empowered the Authorized Agent (as defined in Section 18 of this Agreement) for service of process in any action, suit or proceeding arising out of, in connection with or based on this Agreement, the Escrow Agreement, the Registration Agreement Amendment, the Termination

Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement, the Second POA, the public offering of the Securities or any of the other transactions contemplated hereby or thereby which may be instituted in any federal or state court in The City of New York;

(P) This Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement and the Second POA are in proper legal form under the laws of Bermuda and the Kingdom of Bahrain for the enforcement thereof in Bermuda and the Kingdom of Bahrain against BIB Bermuda and BIB, as the case may be, and, to ensure the legality, enforcement and admissibility into evidence of this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement and the Second POA in Bermuda and the Kingdom of Bahrain it is not necessary for this Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney, BIB Bermuda’s Custody Agreement or the Second POA to be registered in any registry or filed or recorded with any court or any governmental authority or regulatory body in Bermuda or the Kingdom of Bahrain or that any tax or fee be paid in Bermuda or the Kingdom of Bahrain or to any governmental or regulatory body therein; and

(Q) BIB does not carry on business from premises in Bermuda at which it employs staff and pays salaries and other expenses and BIB is not required to obtain any license or other consent under the Investment Business Act of 2003 of Bermuda (the “IBA”); BIB Bermuda is not required to obtain any license or other consent under the IBA; and the Underwriting Agreement, the Escrow Agreement, the Appointment Agreement, the Registration Agreement Amendment, the Termination Agreement and BIB Bermuda’s Power of Attorney and Custody Agreement are and will be enforceable agreements of BIB Bermuda under the laws of Bermuda and may be enforced against BIB Bermuda in courts of competent jurisdiction in Bermuda, except to the extent that the IBA may limit the ability of any person carrying on a business in Bermuda in contravention of the IBA to enforce such agreements against BIB Bermuda in a Bermuda court; and a person who does not carry on business from premises in Bermuda at which it employs staff and pays salaries and other expenses is not and will not be required to obtain any license under the IBA or be found to be carrying on business in Bermuda in contravention of the IBA.

BIB Bermuda and BIB jointly and severally agree that, anything in this Agreement to the contrary notwithstanding, all representations, warranties, covenants and agreements of BIB Bermuda in this Agreement (including, without limitation, those set forth in Section 1(b), this Section 1(c) and in Sections 6, 7, 8, 12, 18 and 19 of this Agreement) are the joint and several representations, warranties, covenants and agreements of BIB Bermuda and BIB.

(d) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder (or, in the case of any certificate signed by or on behalf of BIB Bermuda, a joint and several representation and warranty by BIB Bermuda and BIB) to each Underwriter as to the matters covered thereby and any certificate signed by or on behalf of BIB and delivered to the Representatives or counsel for the Underwriters shall be deemed a joint and several representation and warranty by BIB Bermuda and BIB to each Underwriter as to the matters covered thereby.

SECTION 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and the Selling Stockholders named in Exhibit B hereto, severally and not jointly, agree to sell to the Underwriters, severally and not jointly, the respective numbers of Initial Securities set forth opposite the names of the Company and such Selling Stockholders in Exhibit B hereto, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite the name of such Underwriter on Exhibit A hereto, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a purchase price of $• per share (the “Purchase Price”).

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Stockholders named in Exhibit C hereto, severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to the respective numbers of Option Securities set forth opposite the names of such Selling Stockholders in Exhibit C at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions payable or paid by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Company and such Selling Stockholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be earlier than three full business days after the exercise of said option except if the Option Closing Date is on the same date as the Closing Date, nor be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date. If the option is exercised as to all or any portion of the Option Securities, each of the Selling Stockholders named in Exhibit C hereto, severally and not jointly, will sell to the Underwriters that proportion of the total number of Option Securities then being purchased which the number of Option Securities set forth in Exhibit C opposite the name of such Selling Stockholder bears to the total number of Option Securities set forth in Exhibit C, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on •, 2006 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at 9:00 A.M. (New York City time) at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company and the Selling Stockholders.

Payment shall be made to MDCP and MDCP II by wire transfer of immediately available funds to a single bank account designated by MDCP and MDCP II or their Custodian and payment shall be made to BIB Bermuda by wire transfer of immediately available funds to one or more bank accounts at the Escrow Agent, which accounts shall be designated by the Escrow Agent (provided that such accounts are satisfactory to the Representatives), and payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Each of Wachovia and BAS, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than noon (New York City time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

SECTION 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will promptly notify the Representatives, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective and when the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendments or supplements thereto, shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b) Filing of Amendments. The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or (without limitation to the provisions of Section 16 of this Agreement) any Issuer Free Writing Prospectus, whether pursuant to the 1933 Act or otherwise and will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, as many signed copies of the Initial Registration Statement and any Rule 462(b) Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and as many signed copies of all consents and certificates of experts as the Representatives may reasonably request.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of the Statutory Prospectus, each other preliminary prospectus and any Issuer Free Writing Prospectuses prepared prior to the date of this Agreement and amendments or supplements thereto prepared prior to the date of this Agreement as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by and in compliance with the 1933 Act in connection with the offering and sale of the Securities. The Company will furnish to each Underwriter, without charge, such number of copies of the documents constituting any General Disclosure Package, any Issuer Free Writing Prospectuses prepared on or after the date of this Agreement and the Prospectus (and any amendments or supplements thereto) as such Underwriter may reasonably request.

(e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If at any time when a prospectus is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be delivered in connection with sales of the Securities (including, without limitation, pursuant to Rule 173), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order that such General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any General Disclosure Package or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, such General Disclosure Package or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and the Company will, subject to Section 3(b) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(f) Blue Sky and Other Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement).

(g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities sold by it in the manner specified in the Statutory Prospectus and Prospectus under “Use of Proceeds.”

(i) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq Global Market, subject only to official notice of issuance.

(j) Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement (such period, as the same may be extended pursuant to the provisions set forth in the next sentence, is hereinafter called the “Lock-Up Period”), the Company will not, without the prior written consent of Wachovia and BAS, directly or indirectly:

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock;

(2) file or cause the filing of any registration statement under the 1933 Act with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than any Rule 462(b) Registration Statement filed to register shares of Common Stock to be sold to the Underwriters pursuant to this Agreement and registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to the 2006 Plan as in effect on the date of this Agreement); or

(3) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in (1), (2) or (3) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. Moreover, if:

(i) during the last 17 days of such 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(ii) prior to the expiration of such 180-day restricted period, the Company announces that it will release earnings results or becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 180-day restricted period, the restrictions imposed by this Section 3(j) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia and BAS waive, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Wachovia and BAS:

(1) issue Securities to the Underwriters pursuant to this Agreement;

(2) issue shares, and options to purchase shares, of Common Stock pursuant to the 2006 Plan described in the Statutory Prospectus and the Prospectus under the caption “Management—Management Arrangements—Employee Benefit Plans—2006 Stock Incentive Plan,” as that plan is in effect on the date of this Agreement; and

(3) issue shares of Common Stock upon the exercise of stock options outstanding on the date of this Agreement or issued after the date of this Agreement under the 2006 Plan, as those outstanding stock options and the 2006 Plan are in effect on the date of this Agreement.

(k) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations (including, without limitation, pursuant to Rule 173), will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l) Preparation of Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives and the Company may deem appropriate, and, if requested by the Representatives, will prepare the Issuer Pricing Free Writing Prospectus containing the information set forth in Exhibit J hereto and such other information as may be required by Rule 433 or as the Representatives and the Company may deem appropriate, and will file the Prospectus and any such Issuer Pricing Free Writing Prospectus with the Commission in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and Rule 433, respectively.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations and the obligations of the Selling Stockholders under this Agreement (except for expenses payable by the Selling Stockholders pursuant to Section 4(b) hereof), including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reasonable word processing, printing and delivery to the Underwriters of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including, only with respect to the Securities to be issued and sold by the Company, any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Securities issued and sold by the Company to the Underwriters, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and reasonable out-of-pocket expenses of counsel for the Underwriters (not to exceed $5,000) in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the printing and delivery to the Underwriters of copies of the Statutory Prospectus, any other preliminary prospectus, any Permitted Free Writing Prospectus, the documents constituting each General Disclosure Package and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the costs and expenses incurred by the Company relating to investor presentations and any roadshow undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of roadshow slides and graphics and any electronic roadshows, fees and expenses of any consultants engaged in connection with the roadshow presentation or any persons or entities engaged to host any electronic roadshow, travel and other travel expenses (except for chartered aircraft, the costs and expenses of which are provided for below) and lodging expense of the representatives and officers of the Company and any such consultants and one-half of the costs and expenses of aircraft chartered in connection with the road show, (xi) the fees and expenses incurred in connection with the listing of the Securities on the Nasdaq Global Market, (xii) the disbursements of counsel for the Underwriters in connection with the copying and delivery of closing documents delivered by the Company or the Company’s accountants or counsel (including any local counsel) and (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with reforming any contracts for sale of the Securities made by any Underwriter where such reformation relates to any inaccuracy or breach of the representation set forth in the third paragraph of Section 1(a)(1) of this Agreement.

(b) Expenses of the Selling Stockholders. Each Selling Stockholder will pay the following expenses incident to the performance of its obligations under this Agreement: (i) any stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges, if any, payable in connection with the sale or delivery of its Securities to the Underwriters (and such Selling Stockholder hereby authorizes the payment of any such amounts by deduction from the proceeds of the Securities to be sold by such Selling Stockholder under this Agreement and from any funds from time to time held for the account of such Selling Stockholder by the Custodian), (ii) the fees and disbursements of its counsel and accountants and (iii) underwriting discounts and commissions with respect to the Securities sold by such Selling Stockholder to the Underwriters.

(c) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect or modify any agreement (including, without limitation, the Registration Agreement Amendment) that the Company and the Selling Stockholders have made or may make for the allocation or sharing of such expenses and costs.

(d) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(iv) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company or signed by or on behalf of any Selling Stockholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Initial Registration Statement and any Rule 462(b) Registration Statement shall have become effective and at Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives. The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433 and, prior to Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing.

(b) Opinion of Counsel for Company. At Closing Date, the Representatives shall have received the favorable opinions, dated as of Closing Date, of Katten Muchin Rosenman LLP, counsel for the Company (“Company Counsel”), in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the Underwriters, in the form previously provided to the Representatives and to such further effect as the Representatives may reasonably request, the favorable opinions of Joseph A. Zirkman, Vice President, General Counsel and Secretary of the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinion for each of the Underwriters, in the form previously provided to the Representatives and to such further effect as the Representatives may reasonably request, and the favorable opinions of Akerman Senterfitt and Haynes and Boone, LLP, special Florida and Texas counsel, respectively, to the Company, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such opinions for each of the other Underwriters, in the respective forms previously provided to the Representatives and to such further effect as the Representatives may reasonably request.

(c) Opinion of Counsel for Underwriters. At Closing Date, the Representatives shall have received the favorable opinion, dated as of Closing Date, of Sidley Austin LLP, counsel for the Underwriters, together with signed or reproduced copies of such opinion for each of the Underwriters, with respect to the Securities to be sold by the Company pursuant to this Agreement, this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Packages and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request. In giving such opinion such counsel may rely without investigation, as to all matters governed by the laws of any jurisdictions other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law, upon the opinions of counsel satisfactory to the Representatives.

(d) Material Adverse Change; Officers’ Certificate. At Closing Date or the applicable Option Closing Date, as the case may be, in the judgment of the Representatives, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Prospectus or any General Disclosure Package (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and, at the Closing Date, the Representatives shall have received a certificate of the Chairman, the President or the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of Closing Date, to the effect that (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, results of operations, business or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date,

(iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from each of (i) Deloitte & Touche LLP and (ii) PricewaterhouseCoopers LLP, a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the Statutory Prospectus, any Issuer General Use Free Writing Prospectuses, any Issuer Pricing Free Writing Prospectus and the Prospectus and any amendments or supplements thereto.

(f) Bring-down Comfort Letter. At the Closing Date, the Representatives shall have received from each of (i) Deloitte & Touche LLP and (ii) PricewaterhouseCoopers LLP, a letter, dated as of Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(g) Approval of Listing. At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters on such date shall have been approved for listing on the Nasdaq Global Market, subject only to official notice of issuance.

(h) Lock-up Agreements. Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit F hereto signed by each of the persons mentioned in Section 1(a)(22).

(i) No Objection. Prior to the date of this Agreement, the NASD shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j) Opinion of Counsel for the Selling Stockholders. At the Closing Date, the Representatives shall have received the favorable opinions, dated as of the Closing Date, of Kirkland & Ellis LLP, counsel for MDCP and MDCP II, Pryor Cashman Sherman & Flynn LLP, United States counsel for BIB Bermuda and BIB, Conyers Dill & Pearman, Bermuda counsel for BIB Bermuda and BIB, and Hassan Radhi & Associates, Bahrain counsel for BIB Bermuda and BIB, each in form and substance reasonably satisfactory to the Representatives, in the respective forms previously provided to the Representatives and to such further effect as the Representatives may reasonably request, together with signed or reproduced copies of such opinions for each of the Underwriters.

(k) Certificates of Selling Stockholders.

(A) At the Closing Date, the Representatives shall have received a certificate signed by an Attorney-in-Fact on behalf of MDCP and MDCP II, dated as of the Closing Date, to the effect that (i) the representations and warranties of each such Selling Stockholder in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (ii) each such Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement.

(B) At the Closing Date, the Representatives shall have received a certificate signed, jointly and severally, by an Attorney-in-Fact on behalf of BIB Bermuda and a BIB Attorney-in-Fact on behalf of BIB, dated as of the Closing Date, to the effect that (i) the representations and warranties of BIB Bermuda and BIB in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) each of BIB Bermuda and BIB has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to this Agreement, the Escrow Agreement, the Appointment Agreement and, solely insofar as relates to the transactions contemplated by this Agreement and the Escrow Agreement, the ARPA and the BIB POA, (iii) the information relating to BIB Bermuda and BIB (including the information with respect to such BIB Bermuda’s Securities and any other shares of Common Stock or other securities of the Company which are owned or held by BIB Bermuda or BIB) that is set forth in the Registration Statement, any General Disclosure Package and the Prospectus (or any amendment or supplement thereto) does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make such information not misleading, (iv) the Compliance Certificates attached to the certificate of the Asset Realization Manager delivered pursuant to the next succeeding paragraph include true, correct and complete original copies of all Compliance Certificates received by BIB Bermuda or BIB and neither BIB Bermuda nor BIB nor, to the knowledge of BIB Bermuda and BIB, the Asset Realization Manager has received notice that any information set forth in any Compliance Certificate attached to such certificate of the Asset Realization Manager is incomplete, misleading, untrue or otherwise inaccurate, (v) the Disbursement Schedule (as defined in the E&Y Certificate) attached to such certificate of the Asset Realization Manager accurately sets forth the names of all Participants (as defined in the E&Y Certificate), the share of the net proceeds, after deducting Offering Expenses (as defined in the E&Y Certificate), from the sale of Securities that BIB Bermuda is to sell to the Underwriters on the Closing Date that each Participant is entitled to receive (assuming for such purpose that none of such proceeds is required to be deposited in the Escrow Account (as defined in the E&Y Certificate) or a Blocked Account (as defined in the E&Y Certificate), irrevocable wire transfer instructions for each Participant, the identity of each Participant that has not delivered a Compliance Certificate, the total amount of such net proceeds (if any) to be deposited in the Escrow Account, the amount of such net proceeds (if any) to be deposited in each Blocked Account, and the total amount of such net proceeds to be deposited in the Proceeds Account (as defined in the E&Y Certificate), and (vi) the purchase price, after deducting underwriting discounts and commissions, received by BIB Bermuda for the Securities sold by it pursuant to this Agreement on the Closing Date is in excess of the minimum price required by the ARP Resolutions.

(C) At the Closing Date, the Representatives shall have received a certificate signed by the Asset Realization Manager, dated as of the Closing Date, to the effect that (i) the representations, warranties and certifications of the Asset Realization Manager set forth in the E&Y Certificate were true and correct on the date of the E&Y Certificate and are true and correct with the same force and effect as though expressly made at and as of the Closing Date, (ii) the Asset Realization Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date under or pursuant to the E&Y Certificate and, solely insofar as relates to the transactions contemplated by this Agreement and the Escrow Agreement, the ARPA, (iii) attached to such certificate are true, correct and complete original copies of all Compliance Certificates (as defined in the E&Y Certificate) received by the Asset Realization Manager and the Asset Realization Manager has not received notice that any information set forth in any such Compliance Certificate is incomplete, misleading, untrue or otherwise inaccurate, (iv) attached to such certificate is a true, correct and complete copy of the Disbursement Schedule (as defined in the E&Y Certificate) which was delivered to and approved by the Underwriters prior to the Closing Date and which accurately sets forth the names of all the Participants (as defined in the E&Y Certificate), the amount of Offering Expenses (as defined in the E&Y Certificate), the share of the net proceeds, after deducting Offering Expenses, from the sale of the Securities that BIB Bermuda is to sell to the Underwriters on the Closing Date that each Participant is entitled to receive (assuming for such purpose that none of such net proceeds is required to be deposited in the Escrow Account (as defined in the E&Y Certificate) or a Blocked Account (as defined in the E&Y Certificate)), irrevocable wire transfer instructions for each Participant, the identity of each Participant that has not delivered a Compliance Certificate, the total amount of such net proceeds (if any) to be deposited in the Escrow Account, the amount of such net proceeds (if any) to be deposited in each Blocked Account and the total amount of such net proceeds to be deposited in the Proceeds Account (as defined in the E&Y Certificate) and (v) the purchase price, after deducting underwriting discounts and commissions, received by BIB Bermuda for the Securities sold by it pursuant to this Agreement on the Closing Date is in excess of the minimum price required by the ARP Resolutions.

(l) Stock Certificates; Tax Forms. Prior to the date of this Agreement, the Custodian shall have received certificates for all of the Securities to be sold by each Selling Stockholder pursuant to this Agreement (including, without limitation, any Option Securities which may be sold by any Selling Stockholder), in form suitable for transfer by delivery and accompanied by duly executed stock powers endorsed in blank by such Selling Stockholders with signatures guaranteed, and properly completed and executed United States Treasury Department Form W-9 or W-8 BEN (or other applicable form) from each of the Selling Stockholders and, prior to the date of this Agreement, copies of the foregoing shall have been delivered to the Representatives.

(m) Custody Agreement and Powers of Attorney. Prior to the date of this Agreement, each Selling Stockholder shall have executed and delivered a Custody Agreement and a Power of Attorney and BIB shall have executed and delivered the Second POA (each document with all notarial acknowledgements and other information called for by such documents duly completed and, if applicable, executed) and the Custodian shall have executed and delivered the Custodian’s Acknowledgement and Receipt set forth in each such Custody Agreement and the Representatives shall have received copies of all such executed Custody Agreements, Powers of Attorney and the Second POA.

(n) Pre-Closing Transactions and BKC Consent. Prior to the purchase of the Initial Securities on the Closing Date, (A) the Pre-Closing Transactions shall have been duly consummated at the respective times and on the terms contemplated by this Agreement, the General Disclosure Packages and the Prospectus and the Representatives shall have received a copy of the amended and restated charter of the Company certified by the Secretary of State of the State of Delaware, executed copies of the Registration Agreement Amendment, Termination Agreement, Escrow Agreement, Appointment Agreement, Bank Waiver and BKC Consent and such other evidence that the Pre-Closing Transactions have been consummated as the Representatives may reasonably request, and (B) the Representatives shall have received a written consent, executed and delivered by BKC (the “BKC Consent”), approving the public offering of the Securities contemplated by this Agreement and all statements and information related to BKC included in the Registration Statement and the BKC Consent shall be in full force and effect.

(o) Certificate of the Representatives. Prior to the purchase of Initial Securities on the Closing Date, the Representatives shall have delivered to the Asset Realization Manager a certificate to the effect that the Representatives approve the Disbursement Schedule previously delivered to the Underwriters by the Asset Realization Manager and if applicable, identifying the Participants whose share of the net proceeds from the sale of the Securities to be sold by BIB Bermuda to the Underwriters on the Closing Date shall be placed in the Escrow Account or one or more Blocked Accounts and directing the Escrow Agent to place such net proceeds in the Escrow Agreement or one or more separate Blocked Accounts, as the case may be.

(p) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers specified in, Section 5(d) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(2) Opinion of Counsel for Company. The favorable opinion of Company Counsel, Joseph A. Zirkman, Vice President, General Counsel and Secretary of the Company, and of each firm of local counsel named in Section 5(b), each in form and substance satisfactory to the Representatives, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.

(3) Opinion of Counsel for Underwriters. The favorable opinion of Sidley Austin LLP, counsel for the Underwriters, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(4) Bring-down Comfort Letter. A letter from each of (i) Deloitte and Touche LLP and (ii) PricewaterhouseCoopers LLP, in form and substance satisfactory to the Representatives and dated such Option Closing Date, substantially in the same form and substance as the respective letters furnished to the Representatives pursuant to Section 5(f) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date.

(5) Opinion of Counsel for Selling Stockholders. The favorable opinions of Kirkland & Ellis LLP, Pryor Cashman Sherman & Flynn LLP, Conyers Dill & Pearman and Hassan Radhi & Associates, dated such Option Closing Date, each in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 5(j) hereof.

(6) Certificate of Selling Stockholders. Certificates, dated such Option Closing Date, signed by (A) an Attorney-in-Fact on behalf of MDCP and MDCP II, to the effect set forth in Section 5(k)(A) hereof, (B) an Attorney-in-Fact on behalf of BIB Bermuda and a BIB Attorney-in-Fact, to the effect set forth in Section 5(k)(B) hereof and (C) the Asset Realization Manager, to the effect set forth in Section 5(k)(C) hereof, except that the references in such certificates to the Closing Date shall be changed to refer to such Option Closing Date and references in such certificates to Securities to be delivered on the Closing Date shall be changed, as applicable, to refer to Option Securities to be delivered on such Option Closing Date, and except that the certificate of the Asset Realization Manager shall have attached thereto a new Disbursement Schedule (in form and substance satisfactory to the Representatives) relating to the proceeds from the Option Securities to be sold by BIB Bermuda to the Underwriters on such Option Closing Date, shall otherwise be appropriately revised to refer to the proceeds from the sale of such Option Securities, and shall have attached thereto copies of all Compliance Certificates previously delivered to the Underwriters and original copies of any new Compliance Certificates received by BIB Bermuda, BIB or the

Asset Realization Manager, and except that the certificate of BIB Bermuda and BIB shall be appropriately revised to refer to such new Disbursement Schedule and the proceeds from the sale of such Option Securities.

(7) Certificate of the Representatives. A certificate, dated such Option Closing Date, signed by the Representatives, to the effect set forth in Section 5(o) hereof, except that such certificate shall be appropriately revised to refer to the new Disbursement Schedule delivered by the Asset Realization Manager as contemplated by the preceding paragraph and the net proceeds from the sale of the Option Securities to be sold by BIB Bermuda to the Underwriters on such Option Closing Date.

(q) Additional Documents. At Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Selling Stockholders in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(r) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to the Company and the Selling Stockholders at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that, in the case of any termination of this Agreement, Sections 1, 6, 7, 8 and 17 hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the several Underwriters to purchase any Option Securities on an Option Closing Date which is after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

SECTION 6. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia and BAS (in the case of counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and counsel chosen by the Selling Stockholders (in the case of counsel for the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act)), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto); and provided, further, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Selling Stockholders expressly for use therein (and the parties hereto agree that the only information included in the foregoing documents in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any of such

Selling Stockholder expressly for use therein is the information identified in Section (1)(b)(9) of this Agreement).

(b) Indemnification by Selling Stockholders. Each Selling Stockholder severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of such Selling Stockholder; and

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wachovia and BAS, in the case of counsel for the Underwriters and each person, if any, who controls any Underwriter as aforesaid, and the Company, in the case of counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company as aforesaid), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall only apply to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of such Selling Stockholder expressly for use therein (and the parties hereto agree that the only information included in the foregoing documents in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any such Selling Stockholder expressly for use therein is the information identified in Section (1)(b)(9) of this Agreement).

(c) Indemnification by the Underwriters. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Stockholder and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or the Statutory Prospectus, any other preliminary prospectus, any Issuer Free Writing Prospectus, any General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein.

(d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have for contribution or any obligations to any indemnified party other than the indemnification obligations provided in paragraphs (a), (b) or (c), as the case may be, of this Section 6. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to the indemnified party and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances), or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. In the event that any indemnified party or parties shall be entitled to employ legal counsel at the expense of any indemnifying party pursuant to this Section 6, then counsel to the indemnified party or parties, as the case may be, shall be selected as follows: counsel to the Underwriters and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by Wachovia and BAS; counsel to the Selling Stockholders and each person, if any, who controls any Selling Stockholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by agreement of all of the Selling Stockholders; and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and reasonable expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and in Section 7 hereof shall not affect any agreements among the

Company and the Selling Stockholders with respect to indemnification of each other or contribution between themselves.

(g) Limitation on Liabilities of Selling Stockholders. The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 6 and in Section 7 hereof shall be limited to an amount equal to the total net proceeds (before deducting expenses but less the underwriting discounts and commissions) as set forth on the cover of the Prospectus received by such Selling Stockholder from the sale of Securities (including any Option Securities) to the Underwriters pursuant to this Agreement.

SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by, and whether any such inaccuracy or alleged inaccuracy or any such failure or alleged failure to comply relates to a representation, warranty or agreement made by, the Company or the Selling Stockholders, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, inaccuracy or failure to comply.

The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. For purposes of clarification, the aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or signed by or on behalf of any Selling Stockholder, BIB or the Asset Realization Manager, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or by or on behalf of any Selling Stockholder, BIB or the Asset Realization Manager and shall survive delivery of the Securities to the Underwriters.

SECTION 9. Termination of Agreement.

(a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company and the Selling Stockholders, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company and the Selling Stockholders, at any time on or prior to such Option Closing Date) (i) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any substantial change or development involving a prospective substantial change in national or international political, financial or economic conditions, in each case the effect of which, in the judgment of Wachovia and BAS, is material and adverse and makes it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (ii) if trading in any securities of the Company has been suspended or limited by the Commission or the Nasdaq Global Market, or if trading generally on the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iii) if a banking moratorium has been declared by either Federal or New York authorities or (iv) if there shall have occurred, since the time of execution of this Agreement, any downgrading in the rating of any debt securities of the Company or any of its subsidiaries, by any “nationally recognized statistical rating organization” (as defined by the Commission for purposes of Rule 436 under the 1933 Act) or any public announcement that any such organization has under surveillance or review its ratings on any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that its rating of any such debt securities has been placed on negative outlook.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that, in the case of any termination of this Agreement, Sections 1, 6, 7, 8 and 17 hereof shall survive such termination and remain in full force and effect and except that, in the case of the termination of the obligations of the several Underwriters to purchase any Option Securities on an Option Closing Date which occurs after the Closing Date, this Agreement shall otherwise survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Selling Stockholders to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company and the Selling Stockholders to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Packages or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives at Wachovia Capital Markets, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate and Banc of America Securities LLC, 9 West 57th Street, New York, New York 10019, Attention: Syndicate Department; notices to the Company shall be directed to it at 968 James Street, Syracuse, New York 13202, Attention of General Counsel, with a copy to Katten Muchin Rosenman LLP, 575 Madison Avenue, New York, New York 10022, Attention: Wayne A. Wald, Esq. and Evan L. Greebel, Esq.; notices to MDCP and MDCP II shall be directed to them at Three First National Plaza, Suite 3800, Chicago, Illinois, 60602, Attention of Mark B. Tresnowski; and notices to BIB Bermuda and BIB shall be directed to them at Bahrain International Bank (E.C.), Al Salam Tower, P.O. Box 5016, Manama, Kingdom of Bahrain, Attention: Adeyemi O. Sonuga, Chief Financial Officer.

SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company and the Selling Stockholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Stockholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Stockholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 14. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means • (New York time) on •, 2006 or such other date or time as agreed by the Company and the Representatives.

“BKC” means Burger King Corporation, a Florida corporation.

“BK Franchise Agreements” means all franchise agreements and any other agreements, amendments, restatements, or supplements thereto with BKC or any of its subsidiaries to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound (whether directly or indirectly through other subsidiaries, partnerships, joint ventures or otherwise).

“Capital Stock” means any Common Stock, Preferred Stock or other capital stock of the Company.

“Carrols Corporation” means Carrols Corporation, a Delaware corporation and the wholly-owned subsidiary of the Company.

“Commission” means the Securities and Exchange Commission.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, including, without limitation, all BK Franchise Agreements, the Leases and Subject Instruments.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Existing Credit Agreement” means the Loan Agreement, $220,000,000 Term Loan B Facility and $50,000,000 Revolving Loan Facility dated as of December 15, 2004 among Carrols Corporation, JPMorgan Chase Bank, N.A., Bank of America, N.A., Sun Trust Bank, Wachovia Bank, National Association, Manufacturers and Traders Trust Company, and other lenders now or hereafter parties thereto, as amended, supplemented or restated, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“Existing Indenture” means the Indenture dated as of December 15, 2004, between Carrols Corporation, the guarantors named therein and The Bank of New York, as trustee, as amended, supplemented or restated, if applicable, including any debt securities, pledge agreements, security agreements, mortgages, guarantees or other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable.

“GAAP” means generally accepted accounting principles.

“Initial Registration Statement” means the Company’s registration statement on Form S-1 (Registration No. 333-137524), as amended (if applicable), at the time it first became effective, including the Rule 430A Information. In addition, in the event that any Rule 430C information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement, then the term “Initial Registration Statement” shall also include such Rule 430C Information from and after the time that such Rule 430C Information is deemed, pursuant to Rule 430C, to be a part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibits K and L hereto, in each case in the form furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Securities.

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than any Issuer Pricing Free Writing Prospectus) listed in Exhibit K hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus or an Issuer Pricing Free Writing Prospectus.

“Issuer Pricing Free Writing Prospectus” means any Issuer Free Writing Prospectus that reflects, among other things, the initial public offering price of the Securities and that is listed in Exhibit L hereto.

“Leases” means all leases or subleases of real property, restaurants, buildings or other improvements to which the Company or any of its subsidiaries is a party or by which it or any of them is bound (whether directly or indirectly through partnerships, joint ventures or otherwise).

“Lien” means any security interest, mortgage, pledge, lien or encumbrance.

“NASD” means the National Association of Securities Dealers, Inc.

“NYSE” means the New York Stock Exchange.

“Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Preferred Stock” means the Company’s preferred stock, par value $0.01 per share.

“preliminary prospectus” means the Statutory Prospectus and any other prospectus used in connection with the offering of the Securities that was used before the Initial Registration Statement became effective or that omitted the Rule 430A Information or that was captioned “Subject to Completion.”

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.

“Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 430C Information” means the information, if any, deemed to be a part of and included in the Initial Registration Statement pursuant to Rule 430C.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents incorporated by reference therein and Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Statutory Prospectus” means the preliminary prospectus dated November 30, 2006, in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“Subject Instruments” means the Existing Credit Agreement, the Existing Indenture, the Stockholder Documents, the Registration Agreement Amendment, the Termination Agreement and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the Statutory Prospectus, any other preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Statutory Prospectus, any other preliminary prospectus, any General Disclosure Package or the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Securities by the Underwriters outside of the United States.

SECTION 16. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter, severally and not jointly, represents, warrants and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Representatives or by the Company and the Representatives, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit K or Exhibit L hereto are Permitted Free Writing Prospectuses.

SECTION 17. Absence of Fiduciary Relationship. Each of the Company and the Selling Stockholders, severally and not jointly, acknowledges and agrees that:

(a) each of the Underwriters is acting solely as an underwriter in connection with the public offering of the Securities and no fiduciary, advisory or agency relationship between the Company or any of the Selling Stockholders, on the one hand, and any of the Underwriters, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Company or any of the Selling Stockholders on other matters and none of the Underwriters has any obligation to the Company or any of the Selling Stockholders with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b) the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives;

(c) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d) in connection with each transaction contemplated by this Agreement and the process leading to such transactions, each of the Underwriters is and has been acting solely as principal and not as fiduciary, advisor or agent of the Company or any of the Selling Stockholders or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party;

(e) none of the Underwriters has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(f) it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and the Selling Stockholders and that none of the Underwriters has any obligation to disclose such interests and transactions to the Company or any of the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(g) it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty relating to this Agreement or the transactions contemplated hereby and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company.

SECTION 18. Consent to Jurisdiction. BIB Bermuda and BIB, jointly and severally, (i) irrevocably agree that any suit, action or proceeding against BIB Bermuda or BIB arising out of, in connection with or based upon this Agreement, the Escrow Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney or Custody Agreement, the public offering of the Securities or any of the other transactions contemplated hereby or thereby may be instituted in any federal or state court in the City of New York, (ii) irrevocably waive, to the fullest extent each of them may effectively do so, any objection which any of them may now or hereafter have to the laying of venue of any such action, suit or proceeding and the defense of an inconvenient forum and (iii) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. BIB Bermuda and BIB jointly and severally represent and warrant that each of them has designated and appointed CT Corporation System as its authorized agent (the “Authorized Agent,” which term, as used herein, includes any successor in such capacity) upon whom process may be served in any such action, suit or proceeding arising out of, in connection with or based on this Agreement, the Escrow Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney or Custody Agreement, the public offering of the Securities or any of the other transactions contemplated hereby or thereby which may be instituted in any federal or state court in the City of New York, expressly consent to the jurisdiction of any such court in respect of any such action, suit or proceeding, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, BIB Bermuda and BIB jointly and severally agree to promptly appoint a successor agent with an office in the Borough of Manhattan, The City of New York, for this purpose reasonably acceptable to the Representatives and to notify the Representatives, at the addresses set forth in Section 11 hereof, of the name and address of any such successor. BIB Bermuda and BIB jointly and severally represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the execution, delivery and filing of any and all documents, agreements and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to BIB Bermuda or BIB, as the case may be (mailed or delivered to it at the addresses set forth in Section 11 hereof), shall be deemed, in every respect, effective service of process upon each of BIB Bermuda or BIB, as the case may be.

SECTION 19. Waiver of Immunity. To the extent that BIB Bermuda and BIB or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction, with respect to any of its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement, the Escrow Agreement, the Registration Agreement Amendment, the Termination

Agreement, BIB Bermuda’s Power of Attorney or Custody Agreement, the public offering of the Securities or any of the other transactions contemplated hereby or thereby, BIB Bermuda and BIB jointly and severally irrevocably and unconditionally waive, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company, the Selling Stockholders and BIB a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company, the Selling Stockholders and BIB in accordance with its terms.

Very truly yours,

CARROLS RESTAURANT GROUP, INC.

By
Name:
Title:

MADISON DEARBORN CAPITAL PARTNERS, L.P. MADISON DEARBORN CAPITAL PARTNERS II, L.P.

By
Name:
Attorney-in-Fact

BIB HOLDINGS (BERMUDA), LTD.

By
Name:
Attorney-in-Fact

BAHRAIN INTERNATIONAL BANK (E.C.)

By
Name:
Attorney-in-Fact

CONFIRMED AND ACCEPTED, as of the date first above written:

WACHOVIA CAPITAL MARKETS, LLC

By:
Authorized Signatory

BANC OF AMERICA SECURITIES LLC

By:
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wachovia Capital Markets, LLC
Banc of America Securities LLC
RBC Capital Markets Corporation
Raymond James & Associates, Inc.

Total

A-1

EXHIBIT B

Number of Initial Securities To Be Sold
Company

Selling Stockholders:
Madison Dearborn Capital Partners, L.P.
Madison Dearborn Capital Partners II, L.P.
BIB Holdings (Bermuda), Ltd.

Total

B-1

EXHIBIT C

Number of Option Securities Which May Be Sold
Selling Stockholders:
Madison Dearborn Capital Partners, L.P.
Madison Dearborn Capital Partners II, L.P.
BIB Holdings (Bermuda), Ltd.

Total

C-1

EXHIBIT D

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization	Type of Entity
Carrols J.G. Corp.	Delaware	Corporation

Carrols Enterprises Inc.	Delaware	Corporation

Colorado Cabana Inc.	Colorado	Corporation

Taco Cabana Atlanta, Inc.	Delaware	Corporation

Quanta Advertising Inc.	New York	Corporation

Material Subsidiaries

Carrols Corporation*	Delaware	Corporation

Pollo Franchise Inc.	Florida	Corporation

Pollo Operations Inc.	Florida	Corporation

Taco Cabana, Inc. *	Delaware	Corporation

Carrols Realty I Corp. *	Delaware	Corporation

Carrols Realty II Corp. *	Delaware	Corporation

Carrols Realty Holding Corp. *	Delaware	Corporation

Get Real Inc. *	Delaware	Corporation

T.C. Management, Inc. *	Delaware	Corporation

TPAQ Holding Corporation*	Delaware	Corporation

TP Acquisition Corp.	Texas	Corporation

Texas Taco Cabana, L.P.	Texas	Limited Partnership

TC Lease Holdings III, V and VI, Inc.	Texas	Corporation

Cabana Bevco LLC	Texas	Limited Liability Company

TC Bevco LLC	Texas	Limited Liability Company

Cabana Beverages, Inc.	Texas	Corporation

*	Asterisk indicates a subsidiary to be covered by the opinion of Company Counsel.

D-1

EXHIBIT E-1

LIST OF DIRECTORS AND OFFICERS

Alan Vituli

Daniel T. Accordino

Paul R. Flanders

Joseph A. Zirkman

Timothy J. LaLonde

Michael A. Biviano

James E. Tunnessen

Lewis S. Shaye

Benjamin D. Chereskin

Brian F. Gleason

Robin P. Selati

Olaseni Adeyemi Sonuga

Clayton E. Wilhite

Jack A. Smith

Joel M. Handel

E-1-1

EXHIBIT E-2

LIST OF HOLDERS OF COMMON STOCK OR OTHER CAPITAL STOCK (OTHER THAN

PERSONS LISTED ON EXHIBIT E-1 AND SELLING STOCKHOLDERS)

Vivian Lopez-Blanco

Glenn Rozansky

Hermina Hybl

David Smith

Joe Hoffman

James Doan

John Lukas

Richard Cross

Jerry DiGenova

E-2-1

EXHIBIT F

FORM OF LOCK-UP AGREEMENT

Carrols Restaurant Group, Inc.

Public Offering of Common Stock

Dated as of                     , 2006

Wachovia Capital Markets, LLC

375 Park Avenue

New York, New York 10152

Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

As Representatives of the several Underwriters

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among Carrols Restaurant Group, Inc. (the “Company”), Wachovia Capital Markets, LLC (“Wachovia”) and Banc of America Securities LLC (“BAS”), as representatives and joint book-running managers of the underwriters to be named in the Underwriting Agreement (the “Underwriters”), and the other parties thereto (if any), relating to a proposed underwritten public offering (the “Offering”) of common stock (the “Common Stock”) of the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Common Stock will confer upon the undersigned in its capacity as a stockholder, option holder or other security holder and/or an officer, director or employee of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement, the undersigned will not, without the prior written consent of Wachovia and BAS, directly or indirectly:

(1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition;

(2) file or cause the filing of any registration statement under the Securities Act of 1933, as amended (the “1933 Act”), with respect to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, other than any registration statement filed to register shares of Common Stock to be sold to the Underwriters pursuant to the Underwriting Agreement and registration statements on Form S-8 to register Common Stock or options to purchase Common Stock pursuant to the 2006 Stock Incentive Plan, as that plan is in effect on the date of the Underwriting Agreement, or

(3) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Common Stock or any securities convertible into or exercisable or exchangeable for any Common Stock, whether any transaction described in clause (a), (b) or (c) above is to be settled by delivery of Common Stock, other securities, in cash or otherwise. Moreover, if:

(i) during the last 17 days of such 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(ii) prior to the expiration of such 180-day restricted period, the Company announces that it will release earnings results or the Company becomes aware that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of such 180-day restricted period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Wachovia and BAS waive, in writing, such extension.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of Wachovia and BAS, transfer any Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock:

(1) if the undersigned is a selling stockholder party to the Underwriting Agreement, to the Underwriters pursuant to the Underwriting Agreement,

(2) if the undersigned is a natural person, as a bona fide gift or gifts for charitable or estate planning purposes, and

(3) if the undersigned is a corporation, partnership or a limited liability company, to a stockholder, partner or member, as the case may be, of such corporation, partnership or limited liability company if, in any such case, such transfer is not for value, provided, however, that in the case of any transfer described in clause (2) or (3) above, it shall be a condition to the transfer that (A) the transferee or donee, as the case may be, executes and delivers to Wachovia and BAS, acting on behalf of the Underwriters, not later than one business day prior to such transfer or gift, as the case may be, a written agreement, in form and substance reasonably satisfactory to Wachovia and BAS, in substantially the form of this agreement, and (B) if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended, or to make any other public report or filing, reporting a reduction in beneficial ownership of shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock by the undersigned during such 180-day restricted period (as the same may be extended as described above), the undersigned shall include a statement in such report or filing to the effect that such transfer or distribution is not a disposition for value and, in the case of any transfer pursuant to clause (2), that such transfer is being made as a gift for charitable or estate planning purposes and, in the case of any transfer pursuant to clause (3), that such transfer is being made to the stockholders, partners or members, as the case may be, of the applicable corporation, partnership or limited liability company, as the case may be, and is not a transfer for value.

The undersigned further agrees that (i) it will not, during such 180-day restricted period (as the same may be extended as described above), make any demand or request for or exercise any right with respect to the registration under the 1933 Act of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, and (ii) the Company may, with respect to any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during such 180-day restricted period (as the same may be extended as described above).

In addition, the undersigned hereby waives (i) any and all notice requirements and other rights with respect to the registration of any securities, (ii) any and all tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by the Underwriting Agreement or sold in connection with the sale of Common Stock pursuant to the Underwriting Agreement and (iii) any and all preemptive rights, rights of first refusal, rights of first offer or other similar rights to purchase or subscribe for any of the shares of Common Stock to be sold by the Company or any stockholders of the Company pursuant to the Underwriting Agreement, in each case pursuant to any agreement, instrument, understanding or otherwise (including, without limitation, the Stockholders Agreement dated as of March 27, 1997 among the Company, Madison Dearborn Capital Partners, L.P., Madison Dearborn Capital Partners II, L.P., Atlantic Restaurants, Inc. and the other parties thereto, as amended, (the “Stockholders Agreement”), the Registration Agreement dated as of March 27, 1997 among the Company and the persons listed on Schedule A attached thereto, as amended (if applicable) (the “Registration Agreement”), or any other registration rights agreement, stockholders agreement, co-sale agreement or similar agreement) to which the undersigned is a party or under which the undersigned is entitled to any right or benefit (collectively, “Instruments and Agreements”), provided that each such waiver shall apply only to the public offering of Common Stock pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith. Further, the undersigned hereby consents to the Offering, the issuance and sale of shares of Common Stock by the Company and the sale of shares of Common Stock by stockholders of the Company pursuant to the Underwriting Agreement and, to the extent that any of the foregoing would result in a breach or violation of, or default under, any Instrument and Agreement, the undersigned hereby waives any and all such breaches, violations and defaults. Without limitation to the foregoing, the undersigned hereby represents, warrants and agrees that, upon the sale of shares of Common Stock to the Underwriters pursuant to the Underwriting Agreement, such shares do not and will not constitute “Stockholder Shares” as defined in the Stockholders Agreement and that none of the Underwriters nor any subsequent purchaser, transferee or other holder of any of the shares of Common Stock sold pursuant to the Underwriting Agreement is or will be required to become a party to the Stockholders Agreement or the Registration Agreement or is or will be subject to or bound by any of the terms or provisions of the Stockholders Agreement or the Registration Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if the undersigned is not a natural person), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned. This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs and personal representatives (if applicable) and successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to December 31, 2006, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Common Stock actually occurs depends on a number of factors, including market conditions.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Immediately Follows]

In witness whereof, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT G

[Intentionally omitted.]

G-1

EXHIBIT H

[Intentionally omitted.]

H-1

EXHIBIT I

[Intentionally omitted.]

I-1

EXHIBIT J

PRICE-RELATED INFORMATION

Issuer: Carrols Restaurant Group, Inc.

Public offering price: $             per share

Shares offered:              shares, consisting of              primary shares and              secondary shares

Over-allotment option:          shares, all secondary

Underwriting discounts: $             per share

Trade Date:

Settlement Date:

J-1

EXHIBIT K

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

1.	Free Writing Prospectus dated November 8, 2006.

K-1

EXHIBIT L

ISSUER PRICING FREE WRITING PROSPECTUS

None

L-1

EXHIBIT M

FORM OF APPOINTMENT AGREEMENT

Dated as of December •, 2006

CT Corporation System

111 Eighth Avenue

New York, New York 10011

U.S.A.

Re:	Carrols Restaurant Group, Inc.

Dear Sir or Madam:

Each of BIB Holdings (Bermuda), Ltd., a company incorporated under the laws of Bermuda (“BIB Bermuda”), and Bahrain International Bank (E.C.), a company incorporated under the laws of the Kingdom of Bahrain (“BIB”), hereby irrevocably designates and appoints CT Corporation System (together with any successor, the “Agent for Service”) as its authorized agent upon whom process may be served, in any action, suit, proceeding or claim (including, but not limited to, any action, suit, proceeding or claim brought by or on behalf of any Underwriter (as defined below) or any indemnified party referred to in Section 6(b) of the Underwriting Agreement (as defined below)), instituted in any federal or state court in the City of New York arising out of, in connection with, or based on (i) the Underwriting Agreement dated December •, 2006 (the “Underwriting Agreement”) among Carrols Restaurant Group, Inc., a Delaware corporation (the “Company”), the Selling Stockholders (including BIB Bermuda) named therein, Wachovia Capital Markets, LLC and Banc of America Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”) (capitalized terms used herein and not defined have the respective meanings given to them in the Underwriting Agreement), (ii) the Escrow Agreement, the Registration Agreement Amendment, the Termination Agreement, BIB Bermuda’s Power of Attorney or BIB Bermuda’s Custody Agreement (collectively, the “Other Agreements”), (iii) the public offering of the Securities, or (iv) any of the other transactions contemplated by the Underwriting Agreement or the Other Agreements.

By its execution in the space provided below, this will confirm that the Agent for Service hereby accepts its appointment as agent for service of process pursuant to this agreement and agrees to act as agent for service of process as aforesaid and that any process received by the Agent for Service shall be forwarded (i) to BIB Bermuda at •, Attention •, and (ii) to BIB at •, Attention •.

M-1

This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such State.

[SIGNATURE PAGE FOLLOWS]

M-2

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized officers as of the date first written above.

BIB Holdings (Bermuda), Ltd.

By:
Name: Title:

Bahrain International Bank (E.C.)

By:
Name: Title:

Accepted and agreed as of the date first above written.

CT Corporation System

By:
Authorized Signatory

M-3